Exhibit 99.4

May 6, 2019

Aquantia Team:

I’m very excited that Aquantia and Marvell have signed a definitive agreement to join forces. Together, we are going to create a compelling portfolio of Ethernet PHY products for the growing automotive, enterprise infrastructure, data center and access markets.

Our companies’ PHY product lines are highly complementary, and our combined team will be the best in the world when it comes to mixed-signal design, with highly differentiated skills and proven capabilities in high-speed Ethernet networking.

Over the past few months, I have had the pleasure of getting to know Faraj Aalaei and it’s clear that our organizations are closely aligned in culture, talent and work ethic. Together, we will build one integrated team. In this spirit, I’m especially pleased that Faraj has agreed to stay on and lead the integration of our two teams.

This combination is expected to close before the end calendar 2019. Until then, we need to operate as two separate companies.

Leaders from Marvell will be traveling with Faraj to as many Aquantia sites as possible, for town halls. Together, we will share our vision for the combined company and answer your questions. You will also be receiving regular updates from your leadership team.

Again, we at Marvell are so excited to unite with Aquantia and look forward to getting to know you in the months ahead. Together, we’ll be greater than the sum of our parts, accelerate innovation, and help our customers build a better future.

Thanks,

/s/ Matt Murphy

Matt Murphy

President and CEO

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Marvell and Aquantia, including statements regarding the benefits of the transaction and the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Aquantia and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Aquantia’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Aquantia or Marvell and potential difficulties in Aquantia employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Aquantia’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Marvell or against Aquantia related to the merger agreement or the transaction, (viii) the ability of Marvell to successfully integrate Aquantia’s operations and product lines, (ix) the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Aquantia’s business after the completion of the proposed merger and realize the anticipated synergies and cost savings in the time frame anticipated or at all, (x) the risk of downturns in the highly cyclical semiconductor industry, and (xi) our failure to achieve expected revenues and forecasted demand from customers. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Marvell and Aquantia described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Marvell and Aquantia assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Marvell nor Aquantia gives any assurance that either Marvell or Aquantia will achieve its expectations.

Additional Information and Where to Find It.

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Company stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on the Company’s website at www.aquantia.com or by contacting Company Investor Relations at (650) 815-1239.

Participants in the Solicitation

Aquantia and Marvell and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Aquantia stockholders in connection with the proposed transaction. Information about Aquantia’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. Information about Marvell’s directors and executive officers is set forth in Marvell’s proxy statement for its 2018 Annual Meeting of Shareholders filed with the SEC on May 28, 2018, Item 5.02 of its Current Report on Form 8-K filed on July 6, 2018 and its Annual Report on Form 10-K for the year ended February 2, 2019, filed on March 28, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov and by going to Aquantia’s Investor Relations page on its corporate web site at www.Aquantia.com or by going to Marvell’s Investor Relations page on its corporate web site at www.marvell.com.